EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 1st day of January 2003, is made by and between JAMES D. BAKER ("Employee") and Q-NET TECHNOLOGIES, INC., (the "Company") a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee mutually desire to enter into this Agreement with respect to Employee's full-time employment with the Company on the terms set forth herein.

         A. WHEREAS The Company is engaged in the business ("Company Business") of developing and operating a China based business involved in:

               (a) The development and marketing of the Q-Reader electronic book reading device for the Chinese market;

               (b) The development and marketing of Thin Client Server applications and services to the Chinese market;

               (c) The provision of various Internet services to the Chinese markets;

               (d) The development of Chinese business solution software for the Chinese market.

         B. WHEREAS The Company desires to retain the Employee to act as President and Chief Executive Officer of the Company and to provide full time services to the Company on the terms and subject to the conditions of this Agreement.

         C. WHEREAS The Employee has agreed to act as President and Chief Executive Officer of the Company and to provide full time services to the Company on the terms and subject to the conditions of this Agreement.

         THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and intending to be legally bound, Employee and the Company hereby agree as follows:


James D. Baker
Q-Net Technologies, Inc.                  1                         CONFIDENTIAL

         1. Position. The Company agrees to employ Employee and Employee hereby agrees to serve the Company during the Term (as hereinafter defined) as PRESIDENT AND CHIEF EXECUTIVE OFFICER, and to perform the following services and undertake the following responsibilities and duties to the Company:

         (a) Exercising general direction and supervision over the business and financial affairs of the Company, including managing and overseeing the business operations of the Company's operating subsidiaries and China operations;

         (b)  Providing overall direction to the management of the Company;

         (c)  Reporting directly to board of directors of Company;

         (d) Performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Employee's capacity as President and Chief Executive Officer, provided such duties are within the scope of the Company's business and implementation of the Company's business plan;

         (e) Discharging all obligations under all applicable laws and complying with all applicable laws as the chief executive officer and president of the Company imposed as a consequence of the Company being a reporting company under the Securities Exchange Act of 1934

         2. Term. The Term of this Agreement shall commence as of the date hereof (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted for an initial 3 year term and thereafter shall be automatically renewed for successive one-year periods unless terminated by either party upon THREE (3) MONTHS written notice prior to the end of any Term. As used herein, the term "TERM" shall refer to such initial term and any renewal term then in effect.

         3. Board of Directors. Throughout the Term of this Agreement, the Company shall also nominate the Employee to serve as a member of the Board and upon such nomination Employee shall agree to so serve.

         4. Devotion of Time; Duties. During the Term and in compliance with lawful requirements of his employment, Employee agrees to devote his FULL time, energy and skill during regular business hours to such employment; to perform such duties related to his position which may from time to time be assigned to him by the Company; and to use his efforts, skills and ability to promote its interests, provided, however, the Employee may engage in reasonable investment and other personal activities that do not interfere with the Employee's obligations hereunder.


James D. Baker
Q-Net Technologies, Inc.                  2                         CONFIDENTIAL

         5. Compensation

         During the term of this Agreement, the Company shall pay the Employee various cash compensations according to the following schedules:

         (a) Signing Bonus. In consideration for acceptance of position, Employee will be paid a signing bonus of $30,000.

         (b) Initial Salary. Commencing on February 1, 2003 and monthly on the first of each month thereafter for eleven (12) months, Company will pay Employee a monthly salary of $12,000. Of this amount, $2,000 will be paid in stock.

         (c) Salary for Balance of Term. For the second year commencing on February 1, 2004, and for the balance of the term, Company will pay Employee a monthly salary to be determined by the Compensation Committee of the Board of Directors.

         (d) Bonuses. An annual bonus will be paid within 60 days of the end of each calendar year commencing the first annual bonus on December 31, 2003, in an amount determined by the Compensation Committee of the Board of Directors based upon the performance of the Company.

         (e) Fringe Benefits. The Employee shall be entitled to participate in all health and dental insurance, disability, sick leave, paid holidays, and other fringe benefit programs of the Employer to the extent and on the same terms and conditions as are accorded to other officers and key employees of the Employer which shall be disclosed to Employee. Employee shall be entitled to four (4) weeks vacation each year during the Term of this agreement.

         (f) Shares. During the term of this Agreement, the Company will issue the following shares of the Company's common stock to the Employee pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act") as restricted shares within the meaning of the 1933 Act:

                  1. 250,000 shares upon execution of this Agreement;

                  2. 250,000 shares upon the Company achieving either (i) consolidated EBITDA of $ 100,000; or (ii) consolidated revenues in excess of $ 3,000,000 in fiscal year 2003, each as determined from the Company's audited financial statements;

James D. Baker
Q-Net Technologies, Inc.                  3                         CONFIDENTIAL

                  3. An additional 250,000 shares upon the Company achieving either (i) consolidated EBITDA of $ 1,000,000; or
                  (ii) consolidated revenues in excess of $10,000,000 in fiscal year 2003, each as determined from the Company's audited financial statements;

                  4. For the fiscal years ending 2004 and 2005 the Compensation Committee of the Board of Directors will determine these amounts and criteria by September 30th, 2003 and September 30th, 2004.

         (g)  Options

         Upon acceptance of employment and at the conclusion of the next Board meeting thereafter, the Employee will be granted incentive stock options to purchase shares of the Company's common stock in the following amounts and with the following vesting dates (the "Stock Options"):

                  1. Options, granted at market price, to purchase 100,000 shares of the Company's common stock vesting upon execution of this Agreement,

                  2. Options, granted at market price, to purchase 100,000 shares of the Company's common stock vesting on March 31st, June 30, and September 30th, 2003,

                  3. Options, granted at market price, for fiscal years 2004 and 2005 will be determined by the Compensation Committee of the Board of Directors by September 30th 2003 and September 30th 2004.

         All Stock Options will be subject to the terms and conditions of the Company's 2001 Stock Option Plan, a copy of which has been delivered to the Employee, or a new Stock Option Plan that contains similar terms and conditions. The Employee acknowledges and agrees that (i) the Employee will only sell any shares issued by the Company on exercise of any Stock Options in accordance with all applicable securities laws, including the Securities Act of 1933; and (ii) the shares issued upon exercise of any Stock Options may be subject to restrictions on resale imposed by applicable securities law; and (iii) the Company may legend all stock certificates representing the shares issued upon exercise of any Stock Options with applicable resale restrictions, as reasonably advised by the Company's legal counsel; (iv) the Employee has received and reviewed a copy of the Stock Option Plan.


James D. Baker
Q-Net Technologies, Inc.                  4                         CONFIDENTIAL

         6. Reimbursement of Expenses

         (a) Business Related Expenses Employee shall be entitled to reimbursement of reasonable and documented airfare, hotel, travel, transportation, entertainment, meals and other out-of pocket expenses related to the performance of Employee's duties, all subject to the policies established by the Company.

         (b) Auto Allowance. The Company will provide the Employee with an auto allowance of one thousand ($1,000) per month.

         (c) Office and Services. The Company shall furnish the Employee with an office and such other facilities and services suitable to the Executive's position and adequate for the performance of the Employee's duties hereunder.

         8. Termination

         (a) The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

                  1. The Employee's commission of an act of fraud, theft or embezzlement or other similar willful illegal conduct;

                  2. The material breach by the Employee of his material obligations or agreements under this Agreement; or

                  3. The knowing breach or failure by the Employee to comply with any laws applicable to the Company

         Provided that notice of the Event of Default has been delivered to the Employee and provided the Employee has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default, unless the default is of a nature that cannot be remedied.

         (b) The Company may at its option terminate this Agreement in the absence of an Event of Default, by delivering at least one months' prior notice of termination to the Employee and, on the effective date of termination, paying to the Employee an amount equal to twelve times the Employee's average monthly salary for the six months prior to the effective date of termination, in a lump sum as severance under this Agreement.

James D. Baker
Q-Net Technologies, Inc.                  5                         CONFIDENTIAL

                  In addition, the Company may at its option terminate this Agreement in the case of the Employee's refusal to follow lawful directives of the Board which is not an Event of Default, by delivering at least one months' prior notice of termination to the Employee and, on the effective date of termination, paying to the Employee an amount equal to six times the Employee's average monthly salary for the first year, nine times the Employee's average monthly salary for the second year, and twelve times the Employee's average monthly salary for the third year for the six months prior to the effective date of termination, in a lump sum as severance under this Agreement. .

                  (c) The Employee may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty days of the date of delivery of notice of default.

                  (d) On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

         9. PROPRIETARY INFORMATION AND DEVELOPMENTS

         (a) The Employee will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Employee Services to the Company, and the Employee shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, customer lists, technologies, business plans, and business relationships with banks, lenders and other parties not otherwise publicly available.

         (b) If at any time or times during the term of this Agreement, the Employee shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification,


James D. Baker
Q-Net Technologies, Inc.                  6                         CONFIDENTIAL
         discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) results from tasks assigned the Employee by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and the Employee shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments. The Employee hereby assigns any rights (including, but not limited to, any copyrights and trademarks) the Employee may have or acquire in the Developments and benefits or rights resulting there from to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

         (c) The Employee will, during the term of this Agreement and at any time thereafter, at the request and cost (including the Employee's reasonable attorney's fees) of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and, its duly authorized agents may reasonably require:

                  1. To apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection for any Developments in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  2.to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous propose.

         In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his respective agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution, and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by the Employee as applicable.

James D. Baker
Q-Net Technologies, Inc.                  7                         CONFIDENTIAL

         (d) The obligations of the Employee set forth in Sections 9.1 and 9.2 will survive termination of this Agreement.

         10. NON-COMPETE; NON-HIRE

         (a) The Employee agrees that, in the event of termination of this Agreement, for a period of one (1) year following the termination of this Agreement, the Employee will not, without the Company's consent, directly, alone or as a partner, joint venturer, officer, director, employee, agent, independent contractor or stockholder or other owner of any entity or business, engage in any business which is directly competitive with the Company Business (as defined in Preamble A.) ; provided, however, that the ownership by the Employee of not more than five percent (5%) of the shares of any publicly traded class of stock of any corporation shall not be deemed, in and of itself, to violate the prohibitions of this Section 10.1.

         (b) The Employee agrees that, in the event of any termination of this Agreement, for a period of one (1) year following such termination of this Agreement, the Employee will not hire or otherwise employ or retain any person who was employed or engaged as a Employee or employee by the Company as of the date of the termination of this Agreement.

         (c) The restrictions in this Section 10, to the extent applicable, shall be in addition to any restrictions imposed upon the Employee by statute or at common law.

         (d) The parties hereby acknowledge that the restrictions in this
         Section 10 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions reasonably necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 10 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph and subparagraph of this Section 10 is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

         (d) The obligations and agreements of the Employee set forth in Sections 10(a) - (d) will survive termination of this Agreement for the periods specified in such sections.

         11. RELIEF

         The Employee hereby expressly acknowledges that any breach or threatened breach by the Employee of any of the terms set forth in Section 9 or 10 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

James D. Baker
Q-Net Technologies, Inc.                  8                         CONFIDENTIAL

         12. PARTIES BENEFITED; ASSIGNMENTS

         (a)This Agreement shall be binding upon, and inure to the benefit of, the Employee, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the either party and any such assignment shall be void.

         13. NOTICES

         Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Employee at the address set forth below, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 13. Notices shall be deemed given when delivered. Addresses are as follows:

                                    If to the Employee:
                                    -------------------
                                    James D. Baker
                                    P.O. Box 812286
                                    Boca Raton, FL  33481

                                    If to the Company:
                                    ------------------
                                    Q-Net Technologies, Inc.
                                    13428 Maxella Avenue, #291
                                    Marina Del Rey, CA 90292


         14. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

         15. REPRESENTATIONS AND WARRANTIES

         The Employee represent and warrant to the Company that (a) the Employee is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

James D. Baker
Q-Net Technologies, Inc.                  9                         CONFIDENTIAL

         16. MISCELLANEOUS

         (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

         (b) This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

         (c) No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

         (d) A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

         (e) This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

         (f) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         (g) The Employee may assign the benefit of this Agreement to a private corporation controlled by the Employee, provided that such assignment will not relieve the Employee from his obligations to the Company arising under this Agreement.

         (h) This Agreement replaces and supercedes all other Employee and employment agreements between the Company and the Employee and any amendments hereto.

         (i) The Employee acknowledges and agrees that Cane O'Neill Taylor LLC has acted solely as legal counsel for the Company and that the Employee has been recommended to obtain independent legal advice prior to execution of this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

James D. Baker
Q-Net Technologies, Inc.                  10                        CONFIDENTIAL

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

Q-NET TECHNOLOGIES, INC.
By its authorized signatory:


/s/ Weiguo Lang
--------------------
Signature of Authorized Signatory

Weiguo Lang
-----------
Name of Authorized Signatory

CEO/President/Director
----------------------
Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY JAMES D. BAKER
In the presence of:


---------------------
Signature of Witness

                                                           /s/ James D. Baker
                                                           ------------------
                                                            JAMES D. BAKER
--------------------------
Address of Witness




James D. Baker
Q-Net Technologies, Inc.                                            CONFIDENTIAL